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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               December 22, 2000
               (Date of Report (Date of earliest event reported))

                              MBT FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)

                                    Michigan
                 (State or other jurisdiction of incorporation)

                                   000-30973
                            (Commission File Number)

                                   38-3516922
                    (I.R.S. Employer Identification Number)

                             102 East Front Street
                             Monroe, Michigan 48161
         (Address of principal executive offices, including zip code)

                                 (734) 241-3431
              (Registrant's telephone number, including area code)

                                [not applicable]
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

On December 22, 2000, MBT Financial Corp. released the following press release:


               MBT FINANCIAL CORP. ANNOUNCES SHARE REPURCHASE PLAN

Monroe, Michigan---MBT Financial Corp. (OTC: MBTF) announced today that its Board of Directors has authorized the repurchase of up to 2 million shares of its common stock over a two-year period commencing January 1, 2001. This represents ten percent of the

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company's outstanding common stock. The repurchases will be conducted from time to time in the open market or through privately negotiated transactions.

"This share repurchase plan demonstrates MBT Financial Corp.'s commitment to enhancing shareholder value and utilizing the company's capital in a more efficient manner," stated Ronald D. LaBeau, President of MBT Financial
Corp. and President & CEO of Monroe Bank & Trust.

MBT Financial Corp. is the holding company for Monroe Bank & Trust. The bank operates 22 full service branches and 33 ATMs in Southeastern Michigan, and recently began offering internet banking services. Monroe Bank & Trust has over $1.3 billion in assets and also operates the largest Trust Department in Monroe County with over $1 billion in trust assets. For more information about MBT Financial Corp. and Monroe Bank & Trust, please visit the bank's web site at www.mbandt.com.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        MBT FINANCIAL CORP.

                                        /s/ Ronald D. LaBeau
                                        ---------------------------------------
                                        Ronald D. LaBeau
                                        President

Date: December 22, 2000